Exhibit 99.1

Blue Holdings, Inc. Completes $2.0 Million Private Placement

Thursday March 6, 7:00 am ET

Funds to Provide Capital for Company's Product & Brand Initiatives

COMMERCE, Calif.--(BUSINESS WIRE)--Blue Holdings, Inc. (NASDAQ:BLUE - News), a designer, manufacturer and distributor of high-end fashion jeans and denim apparel, announced today that it has completed a $2.0 million private placement of secured convertible notes and warrants to Gemini Master Fund, Ltd., effective March 5, 2008, and expects to conclude, on the same terms, an additional $1.0 million private placement in the next 45 days. The lead investor is an institutional investment fund managed by Gemini Strategies, LLC, a San Diego-based investor manager and frequent investor in small-cap publicly traded growth companies. The financing provides the Company with additional operating flexibility to meet both its business objectives and marketing initiatives.

“We are extremely pleased to have completed this private placement,” said Glenn Palmer, CEO and President of Blue Holdings, Inc. “This is another positive step forward for Blue Holdings and provides further validation of its business model. We remain intensely focused on the execution of our growth strategies to create value for our shareholders.”

Gemini Master Fund, Ltd. purchased $2.0 million in secured convertible notes, and received warrants to purchase up to 875,000 shares of the Company’s common stock. The convertible notes carry interest at 8% per annum on the unpaid/unconverted principal balance, payable monthly in cash or stock after the six month anniversary of the closing, and will be secured on a second priority secured basis against all of the assets of the company, after the Company’s existing factor. The convertible notes are convertible into approximately 2,500,000 shares, based on a conversion price of $0.80 per share. The warrants have an exercise price of $1.00 per share. The net proceeds to the Company were approximately $1.9 million, after the payment of placement agent fees and transaction expenses.

The Company obtained consent for the transaction from its majority shareholder, Paul Guez, and expects to file an information statement with the Securities and Exchange Commission to cause the consent to become effective.

Concurrent with the transaction, Mr. Guez agreed to convert approximately $1.4 million in prior loan advances into shares of the Company’s common stock at a conversion price of $0.80.

The convertible notes and warrants, and the shares underlying those notes and warrants, and the shares issuable to Mr. Guez, were not registered under the Securities Act of 1933, as amended (the "Securities Act"), but were sold in reliance upon exemptions from the registration requirements of the Securities Act. The Company currently does not intend to register the shares underlying the notes and warrants, or shares issuable to Mr. Guez, for resale under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Blue Holdings, Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and “Faith” brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children’s styles. Antik Denim, Yanuk, Taverniti So and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future operating performance. Examples of forward-looking statements included in this release include statements regarding Blue Holdings’ anticipated growth. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Blue Holdings’ products, the introduction of new products, Blue Holdings’ ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings’ liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings’ filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Blue Holdings, Inc.
Larry Jacobs, CFO, 323-725-5555
Larry.jacobs@blueholdings.com

or

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
agreenebaum@icrinc.com
or
Patricia Dolmatsky
pdolmatsky@icrinc.com

______________________________________________________
Source: Blue Holdings, Inc.